EXHIBIT 99.1

Global System Dynamics, Inc Receives Notice of Non-compliance with NASDAQ’s Listing Rule 5550(b)(2)

HOUSTON, Oct. 10, 2023 (GLOBE NEWSWIRE) -- Global System Dynamics, Inc. (Nasdaq: GSD) (“GSD” or the “Company”), announced that it has received written notification from the listing qualifications staff of The Nasdaq Stock Market LLC (“Nasdaq”) on October 4, 2023 indicating that the Company has not regained compliance with the minimum Market Value of Listed Securities (“MVLS”) of $35,000,000 required for continued listing on The Nasdaq Capital Market, as set forth in Nasdaq Listing Rule 5550(b)(2) (the “MVLS Requirement”).

The Company intends to request a hearing which will stay the suspension or delisting action pending the hearing and the expiration of any extension period granted by the Panel following the hearing. GSD intends to present the Nasdaq panel with a comprehensive plan to address the current deficiency in relation to the market value of the Company’s listed securities to maintain the Nasdaq listing. Consequently, the currently listed securities will remain listed on The Nasdaq Capital Market at least until the Panel renders a decision following the hearing. The management is confident in its plan of compliance and the business model.

As previously reported, on April 5, 2023, the Company received written notice from Nasdaq indicating that the Company was no longer in compliance with the MVLS Requirement. In accordance with Nasdaq Listing Rule 5810(c)(3)(C), the Company had a period of 180 calendar days, or until October 2, 2023, to regain compliance with the MVLS Requirement.

About Global System Dynamics, Inc.

GSD is a newly organized blank check company incorporated in January 2021 as a Delaware corporation formed for the purpose of effecting a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination with one or more businesses.

In December 2022, GSD entered into a business combination agreement with DarkPulse, Inc., a Delaware corporation, the material terms of which are included in GSD’s filings with the Securities and Exchange Commission. The business combination is expected to be consummated upon completion of closing conditions which include, among other things, the approval of the transaction by DarkPulse’s stockholders, satisfaction of the conditions stated in the definitive business combination agreement and other customary closing conditions, including that the Securities and Exchange Commission completes its review of the proxy statement/prospectus relating to the transaction, the receipt of certain regulatory approvals, and the approval by The Nasdaq Stock Market to list the securities of the combined company.

For more information, visit www.gsd.xyz

Safe Harbor Statement

This press release includes certain statements that are not historical facts but are forward-looking statements for purposes of the safe harbor provisions under the applicable securities laws. Forward-looking statements generally are accompanied by words such as “believe,” “may,” “estimate,” “continue,” “anticipate,” “intend,” “expect,” “should,” “would,” “plan,” “predict,” “potential,” “seem,” “seek,” “future,” “outlook,” and similar expressions that predict or indicate future events or trends or that are not statements of historical matters.

These forward-looking statements include, but are not limited to, statements regarding the terms and conditions of the proposed business combination and related transactions disclosed herein, the timing of the consummation of such transactions, assumptions regarding shareholder redemptions and the anticipated benefits and financial position of the parties resulting therefrom. These statements are based on various assumptions and/or on the current expectations of GSD or DarkPulse’s management. These forward-looking statements are provided for illustrative purposes only and are not intended to serve as and must not be relied on by any investor or other person as, a guarantee, an assurance, a prediction or a definitive statement of fact or probability. Actual events and circumstances are difficult or impossible to predict and will differ from assumptions. Many actual events and circumstances are beyond the control of GSD and/or DarkPulse. These forward-looking statements are subject to a number of risks and uncertainties, including but not limited to general economic, financial, legal, political and business conditions and changes in domestic and foreign markets; the amount of redemption requests made by GSD’s public shareholders; NASDAQ’s approval of GSD’s initial listing application; changes in the assumptions underlying DarkPulse’s expectations regarding its future business; the effects of competition on DarkPulse’s future business; and the outcome of judicial proceedings to which DarkPulse is, or may become a party.

If the risks materialize or assumptions prove incorrect, actual results could differ materially from the results implied by these forward-looking statements. There may be additional risks that DarkPulse and GSD presently do not know or currently believe are immaterial that could also cause actual results to differ materially from those contained in the forward-looking statements. In addition, forward-looking statements reflect expectations, assumptions, plans or forecasts of future events and views as of the date of this press release. DarkPulse and GSD anticipate that subsequent events and developments will cause these assessments to change. However, while DarkPulse and/or GSD may elect to update these forward-looking statements at some point in the future, each of DarkPulse and GSD specifically disclaims any obligation to do so, except as required by applicable law. These forward-looking statements should not be relied upon as representing DarkPulse’s or GSD (or their respective affiliates’) assessments as of any date subsequent to the date of this press release. Accordingly, undue reliance should not be placed upon the forward-looking statements.

Investor Contact

Global System Dynamics, Inc.
740-229-0829